 March 2024

Pricing Supplement No. 1,390

Registration Statement Nos. 333-275587; 333-275587-01

Dated March 21, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide for a minimum payment at maturity of only 25% of the stated principal amount. The securities will be automatically redeemed if the index closing value of each of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM which we refer to as the underlying indices, on the first annual determination date is greater than or equal to its respective initial index value, for an early redemption payment of $1,096 per security, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective initial index value, investors will receive the stated principal amount of their investment plus a return reflecting 200% of the upside performance of the worst performing underlying index. If the securities have not previously been redeemed and the final index value of any underlying index is less than its respective initial index value but no underlying index has decreased by an amount greater than the specified buffer amount from its respective initial index value, investors will receive the stated principal amount of their investment plus a positive return based on the absolute value of the performance of the worst performing underlying index, which will effectively be limited to a 25% return. However, if the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its respective initial index value by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 25% of the stated principal amount. Accordingly, investors may lose up to 75% of the stated principal amount of the securities. The securities are for investors who are willing to risk their principal and forego current income in exchange for the possibility of receiving an early redemption payment greater than the stated principal amount if each underlying index closes at or above the respective initial index value on the first determination date or, if the securities are not redeemed prior to maturity, the possibility of receiving a positive return if each underlying index closes above the respective initial index value, or below the respective initial index value but at or above the specified buffer amount, on the final determination date. Because all payments on the securities are based on the worst performing of the underlying indices, a decline of more than 25% by any underlying index will result in a loss of your investment, even if the other underlying indices have appreciated or have not declined as much. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Nasdaq-100® Technology Sector IndexSM measures the performance of companies in the Nasdaq-100 Index® that are classified as technology according to the Industry Classification Benchmark. For more information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement. For more information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” beginning on page 25.
All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	Dow Jones Industrial AverageSM (the “INDU Index”), Russell 2000® Index (the “RTY Index”) and Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”)
Aggregate principal amount:	$1,208,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	March 21, 2024
Original issue date:	March 26, 2024 (3 business days after the pricing date)
Maturity date:	March 25, 2027
Early redemption:

If, on the first annual determination date, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

The securities will not be redeemed early on the early redemption date if the index closing value of any underlying index is below its respective initial index value on the first determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount of $1,096, as set forth under “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Annually. See “Determination Dates, Early Redemption Date and Early Redemption Payment” below.
The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption date:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below. If such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to its respective initial index value:

$1,000 + ($1,000 × index percent change of the worst performing underlying index × 200%)

●If the final index value of any underlying index is less than its respective initial index value but no underlying index has decreased by an amount greater than the buffer amount of 25% from its respective initial index value:

$1,000 + ($1,000 × absolute index return of the worst performing underlying index)

●If the final index value of any underlying index has decreased by an amount greater than the buffer amount of 25% from its respective initial index value:

$1,000 × (index performance factor of the worst performing underlying index + 25%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $250 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$973.10 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$2.50	$997.50
Total	$1,208,000	$3,020	$1,204,980

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities. See "Supplemental information regarding plan of distribution; conflicts of interest." For additional information, see "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 23.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023          Index Supplement dated November 16, 2023          Prospectus dated February 22, 2024

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Terms continued from previous page:
Buffer amount:

With respect to each underlying index, 25%. As a result of the buffer amount of 25%, the value at or above which each underlying index must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the INDU Index, 29,836.028, which is approximately 75% of its initial index value

With respect to the RTY Index, 1,573.921, which is approximately 75% of its initial index value

With respect to the NDXT Index, 7,854.33, which is 75% of its initial index value

Minimum payment at maturity:	$250 per security (25% of the stated principal amount)
Initial index value:

With respect to the INDU Index, 39,781.37, which is its index closing value on the pricing date

With respect to the RTY Index, 2,098.561, which is its index closing value on the pricing date

With respect to the NDXT Index, 10,472.44, which is its index closing value on the pricing date

Final index value:	With respect to each underlying index, the respective index closing value on the final determination date
Worst performing underlying index:	The underlying index with the lowest index percent change
Index percent change:	With respect to each underlying index, (final index value – initial index value) / initial index value
Index performance factor:	With respect to each underlying index, the final index value divided by the initial index value
Absolute index return:	The absolute value of the index percent change. For example, a -5% index percent change will result in a +5% absolute index return.
CUSIP / ISIN:	61776LCB1 / US61776LCB18
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Date and Early Redemption Payment

Determination Dates		Early Redemption Date		Early Redemption Payment (per $1,000 Security)
1st determination date:	3/25/2025	Early redemption date:	3/28/2025	$1,096
Final determination date:	3/22/2027	See “Maturity date” above.		See “Payment at maturity” above.

March 2024 Page 2

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Investment Summary

Dual Directional Buffered Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027 All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM (the “securities”) do not provide for the regular payment of interest. Instead, after one year, the securities will be automatically redeemed if the index closing value of each of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM on the first annual determination date is greater than or equal to its respective initial index value, for an early redemption payment of $1,096, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective initial index value, investors will receive the stated principal amount of their investment plus a return reflecting 200% of the upside performance of the worst performing underlying index. If the securities have not previously been redeemed and the final index value of any underlying index is less than its respective initial index value but no underlying index has decreased by an amount greater than the specified buffer amount, investors will receive the stated principal amount of their investment plus a positive return based on the absolute value of the performance of the worst performing underlying index, which will effectively be limited to a 25% return. However, if the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its respective initial index value by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 25% of the stated principal amount. Accordingly, investors may lose up to 75% of the stated principal amount of the securities.

Maturity:	Approximately 3 years
Automatic early redemption:

If, on the first annual determination date, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount, as follows:

●1st determination date: $1,096

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to its respective initial index value:

$1,000 + ($1,000 × index percent change of the worst performing underlying index × 200%)

●If the final index value of any underlying index is less than its respective initial index value but no underlying index has decreased by an amount greater than the buffer amount of 25% from its respective initial index value:

$1,000 + ($1,000 × absolute index return of the worst performing underlying index)

●If the final index value of any underlying index has decreased by an amount greater than the buffer amount of 25% from its respective initial index value:

$1,000 × (index performance factor of the worst performing underlying index + 25%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $250 per security.

March 2024 Page 3

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $973.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amount, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

March 2024 Page 4

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the index closing value of each of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM on the first annual determination date is greater than or equal to its respective initial index value.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

When each underlying index closes at or above its respective initial index value on the first annual determination date, the securities will be automatically redeemed for the early redemption payment on the early redemption date. Investors do not participate in any appreciation in any underlying index.

Scenario 2: The securities are not redeemed prior to maturity, and each underlying index appreciates

This scenario assumes that at least one underlying index closes below its respective initial index value on the first annual determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying index closes above its respective initial index value. At maturity, investors will receive the stated principal amount of their investment plus a return reflecting 200% of the upside performance of the worst performing underlying index.

Scenario 3: The securities are not redeemed prior to maturity, and the final index value of the worst performing underlying index is less than its respective initial index but no underlying index has decreased by an amount greater than the buffer amount of 25%

This scenario assumes that at least one underlying index closes below its respective initial index value on the first annual determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying index closes below its respective initial index value, but no underlying index has decreased by an amount greater than the specified buffer amount from its respective initial index value. At maturity, investors will receive a 1% positive return on the securities for each 1% negative return on the worst performing underlying index. For example, if the final index value of the worst performing underlying index is 10% less than its respective initial index value, the securities will provide a total positive return of 10% at maturity. The maximum return investors may receive in this scenario is a positive 25% return at maturity.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that at least one underlying index closes below its respective initial index value on the first annual determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying index closes below its respective initial index value by an amount greater than the buffer amount of 25%. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the worst performing underlying index from its respective initial index value beyond the buffer amount. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 75% of their investment in the securities.

March 2024 Page 5

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value of each underlying index on the first annual determination date, and the payment at maturity will be determined by reference to the index closing value of each underlying index on the final determination date. The actual initial index values are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount as follows:

●1st determination date: $1,096

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to its respective initial index value:

$1,000 + ($1,000 × index percent change of the worst performing underlying index × 200%)

●If the final index value of any underlying index is less than its respective initial index value but no underlying index has decreased by an amount greater than the buffer amount of 25% from its respective initial index value:

$1,000 + ($1,000 × absolute index return of the worst performing underlying index)

●If the final index value of any underlying index has decreased by an amount greater than the buffer amount of 25% from its respective initial index value:

$1,000 × (index performance factor of the worst performing underlying index + 25%).

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $250 per security.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the INDU Index: 36,000 With respect to the RTY Index: 1,500 With respect to the NDXT Index: 10,000

March 2024 Page 6

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Automatic Call:

Example 1 — The securities are redeemed following the first determination date.

Date	INDU Index Closing Value	RTY Index Closing Value	NDXT Index Closing Value	Payment (per Security)
1st Determination Date	45,000 (at or above the initial index value)	1,750 (at or above the initial index value)	11,000 (at or above the initial index value)	$1,096

In this example, on the first determination date, the index closing value of each underlying index is at or above the respective initial index value. Therefore, the securities are automatically redeemed on the early redemption date. Investors will receive a payment of $1,096 per security on the early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any underlying index.

How to calculate the payment at maturity:

In the following examples, one or more of the underlying indices close below the respective initial index value(s) on the first annual determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	INDU Index Final Index Value	RTY Index Final Index Value	NDXT Index Final Index Value	Payment at Maturity (per Security)
Example 1:	39,600 (at or above its initial index value)	2,100 (at or above its initial index value)	12,000 (at or above its initial index value)	$1,000 + ($1,000 × 10% × 200%) = $1,200
Example 2:	30,600 (below its initial index value but has not decreased from the initial index value by an amount greater than the buffer amount of 25%)	1,800 (at or above its initial index value)	9,500 (below its initial index value but has not decreased from the initial index value by an amount greater than the buffer amount of 25%)	$1,000 + ($1,000 × 15%) = $1,150
Example 3:	40,500 (at or above its initial index value)	600 (below its initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 25%)	12,500 (at or above its initial index value)	$1,000 × [(600 / 1,500) + 25%] = $650
Example 4:	3,600 (below its initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 25%)	1,000 (below its initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 25%)	3,500 (below its initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 25%)	$1,000 × [(3,600 / 36,000) + 25%] = $350

In example 1, the final index value of each underlying index is at or above its respective initial index value. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 200% of the appreciation of the worst performing underlying index, which is the INDU Index in this example. Investors receive $1,200 per security at maturity.

In example 2, the final index value of one of the underlying indices is at or above its respective initial index value, while the final index value of the other underlying indices have decreased from their respective initial index values but not by an amount greater than the buffer amount of 25%. Therefore, investors receive the stated principal amount plus a return reflecting the absolute value of the performance of the worst performing underlying index. Investors receive $1,150 per security at maturity. In this example, investors receive a positive return even though the worst performing underlying index declined by 15% due to the absolute return feature of the securities and because the worst performing underlying index has not declined beyond the specified buffer amount.

March 2024 Page 7

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

In example 3, the final index value of two of the underlying indices are at or above their respective initial index values, but the final index value of the other underlying index has decreased from its respective initial index value by an amount greater than the buffer amount of 25%. Because the worst performing underlying index has declined below its specified buffer amount, the absolute return feature is no longer available and investors are exposed to the downside performance of the worst performing underlying index at maturity beyond the buffer amount. Therefore, investors receive a payment at maturity of $650 per security.

In example 4, the final index value of each underlying index has decreased from its respective initial index value by an amount greater than the buffer amount of 25%. Because the worst performing underlying index has declined below its specified buffer amount, the absolute return feature is no longer available and investors are exposed to the downside performance of the worst performing underlying index at maturity beyond the buffer amount. Therefore, investors receive a payment at maturity of $350 per security.

If the securities are not redeemed prior to maturity and the final index value of any underlying index has decreased by more than the buffer amount of 25% from its respective initial index value, you will be exposed to the downside performance of the worst performing underlying index beyond the specified buffer amount, and your payment at maturity will be less than the stated principal amount. Under these circumstances, you will lose some, and up to 75%, of your investment in the securities.

March 2024 Page 8

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide a minimum payment at maturity of only 25% of your principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest and provide a minimum payment at maturity of only 25% of the stated principal amount of the securities. If the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index has decreased from its respective initial index value by an amount greater than the buffer amount of 25%, the absolute return feature will no longer be available and you will be exposed to the decline in the value of the worst performing underlying index, as compared to its respective initial index value, beyond the buffer amount, and you will receive for each security that you hold at maturity an amount that is less than the stated principal amount. You could lose up to 75% of your investment.

￭If the securities are redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for the first determination date. If each underlying index closes at or above its respective initial index value on the first determination date, the securities will be automatically redeemed. In this scenario, the appreciation potential of the securities is limited to the fixed early redemption payment specified for the first determination date, and no further payments will be made on the securities once they have been redeemed. In addition, if the securities are redeemed prior to maturity, you will not participate in any appreciation of any underlying index, which could be significant. Moreover, the fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the worst performing underlying index had the securities not been automatically redeemed and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective initial index value, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index, odividend rates on the securities underlying the underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying index at the time of sale is near or below 75% of its respective initial index value or if market interest rates rise.

March 2024 Page 9

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

You cannot predict the future performance of any underlying index based on its historical performance. If the final index value of any underlying index is less than 75% of its respective initial index value, you will be exposed on a 1-to-1 basis to the decline in the final index value of the worst performing underlying index beyond the buffer amount. There can be no assurance that you will not lose some or a significant portion of your investment. See “Dow Jones Industrial AverageSM Overview,” “Russell 2000® Index Overview” and “Nasdaq-100® Technology Sector IndexSM Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to

March 2024 Page 10

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the value at or above which such underlying index must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices) and (ii) the value at or above which such underlying index must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index values, the final index values, whether the securities will be redeemed on the early redemption date and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of an index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange

March 2024 Page 11

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of each underlying index. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive the early redemption payment, each underlying index must close at or above its respective initial index value on the first determination date. In addition, if the securities have not been redeemed and at least one underlying index has decreased by more than 25% from its respective initial index value as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index beyond the buffer amount, even if the other underlying indices have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than the stated principal amount. Accordingly, your investment is subject to the price risk of each underlying index.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or

March 2024 Page 12

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the securities will be redeemed on the early redemption date or the payment at maturity, as applicable, will be based on whether the value of such underlying index, based on the closing prices of the securities constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, is greater than or equal to the respective initial index value or 75% of such initial index value, as applicable (depending also on the performance of the other underlying indices).

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the NDXT Index are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the NDXT Index, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the NDXT Index and, therefore, on the value of the securities.

March 2024 Page 13

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P® Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on March 21, 2024:

Bloomberg Ticker Symbol:	INDU	52 Week High (on 3/21/2024):	39,781.37
Current Index Value:	39,781.37	52 Week Low (on 3/22/2023):	32,030.11
52 Weeks Ago:	32,560.60

The following graph sets forth the daily index closing values of the INDU Index for the period from January 1, 2019 through March 21, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the INDU Index for each quarter in the same period. The index closing value of the INDU Index on March 21, 2024 was 39,781.37. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the INDU Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the INDU Index at any time, including on the determination dates.

INDU Index Daily Index Closing Values January 1, 2019 to March 21, 2024

March 2024 Page 14

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter	36,488.63	34,002.92	36,338.30
2022
First Quarter	36,799.65	32,632.64	34,678.35
Second Quarter	35,160.79	29,888.78	30,775.43
Third Quarter	34,152.01	28,725.51	28,725.51
Fourth Quarter	34,589.77	29,202.88	33,147.25
2023
First Quarter	34,302.61	31,819.14	33,274.15
Second Quarter	34,408.06	32,764.65	34,407.60
Third Quarter	35,630.68	33,507.50	33,507.50
Fourth Quarter	37,710.10	32,417.59	37,689.54
2024
First Quarter (through March 21, 2024)	39,781.37	37,266.67	39,781.37

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

March 2024 Page 15

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on March 21, 2024:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 3/21/2024):	2,098.561
Current Index Value:	2,098.561	52 Week Low (on 10/27/2023):	1,636.938
52 Weeks Ago:	1,777.740

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2019 through March 21, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the RTY Index for each quarter in the same period. The index closing value of the RTY Index on March 21, 2024 was 2,098.561. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the RTY Index at any time, including on the determination dates.

RTY Index Daily Index Closing Values January 1, 2019 to March 21, 2024

March 2024 Page 16

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter (through March 21, 2024)	2,098.561	1,913.166	2,098.561

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

March 2024 Page 17

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM Overview

The Nasdaq-100® Technology Sector IndexSM, which is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark. For additional information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

Information as of market close on March 21, 2024:

Bloomberg Ticker Symbol:	NDXT	52 Week High (on 3/7/2024):	10,686.65
Current Index Value:	10,472.44	52 Week Low (on 4/25/2023):	6,494.21
52 Weeks Ago:	6,861.57

The following graph sets forth the daily index closing values of the NDXT Index for the period from January 1, 2019 through March 21, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the NDXT Index for each quarter in the same period. The index closing value of the NDXT Index on March 21, 2024 was 10,472.44. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the NDXT Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the NDXT Index at any time, including on the determination dates.

NDXT Index Daily Index Closing Values January 1, 2019 to March 21, 2024

March 2024 Page 18

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM	High	Low	Period End
2019
First Quarter	4,606.49	3,547.57	4,493.19
Second Quarter	4,880.48	4,170.02	4,660.72
Third Quarter	5,026.65	4,469.97	4,771.68
Fourth Quarter	5,492.35	4,642.53	5,457.73
2020
First Quarter	5,954.62	4,030.77	4,606.71
Second Quarter	5,960.27	4,378.75	5,960.27
Third Quarter	6,915.12	5,948.33	6,401.73
Fourth Quarter	7,563.77	6,307.99	7,541.05
2021
First Quarter	8,480.86	7,197.59	7,866.84
Second Quarter	8,721.40	7,468.71	8,681.21
Third Quarter	9,228.96	8,348.04	8,606.64
Fourth Quarter	9,855.42	8,413.37	9,575.39
2022
First Quarter	9,565.42	7,193.06	8,320.06
Second Quarter	8,495.52	6,054.97	6,248.30
Third Quarter	7,489.94	5,723.83	5,723.83
Fourth Quarter	6,344.14	5,350.93	5,751.76
2023
First Quarter	7,129.20	5,647.49	7,129.20
Second Quarter	8,164.64	6,494.21	8,048.90
Third Quarter	8,597.36	7,705.63	7,939.24
Fourth Quarter	9,661.82	7,528.82	9,587.92
2024
First Quarter (through March 21, 2024)	10,686.65	9,098.91	10,472.44

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

March 2024 Page 19

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:

With respect to the INDU Index, S&P® Dow Jones Indices LLC, or any successor thereof.

With respect to the RTY Index, FTSE Russell, or any successor thereof.

With respect to the NDXT Index, Nasdaq OMX Group, Inc., or any successor thereof.

Index closing value:

With respect to each of the INDU Index and the NDXT Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index, published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index. In certain circumstances, the index closing value for the INDU Index or the NDXT Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for the RTY Index.

Dual directional jump securities with auto-callable feature:	The accompanying product supplement refers to these dual directional jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the first determination date, give notice of the early redemption of the securities and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a

March 2024 Page 20

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

March 2024 Page 21

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-

March 2024 Page 22

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, increase (i) the level at or above which such underlying index must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices) and (ii) the level at or above which such underlying index must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a

March 2024 Page 23

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 22, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 22, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated February 22, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

March 2024 Page 24

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Annex A — Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). The underlying index is designed to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark which also meet other eligibility criteria determined by Nasdaq. The underlying index is reported by Bloomberg under the ticker symbol “NDXT.” All information contained in this document regarding the Nasdaq-100® Technology Sector IndexSM has been derived from publicly available information, without independent verification.

The Nasdaq-100® Technology Sector IndexSM is calculated under an equal-weighted methodology. On February 22, 2006, the Nasdaq-100® Technology Sector IndexSM began with a base of 1,000.00. To be eligible for inclusion in the Nasdaq-100® Technology Sector IndexSM, a security and its issuer must meet the following criteria:

●the security must be included in the Nasdaq-100 Index®

●the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

●the issuer of the security must be classified as Technology according to the Industry Classification Benchmark (“ICB”);

●if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

●the issuer of the security generally may not currently be in bankruptcy proceedings;

●each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date);

●the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee; and

●the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calculation.

The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends however it does reflect special dividends. The formula is as follows:

PRt =	Index Market Valuet
PR Index Divisort

where:

and:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.

n = Number of Index Securities in the Nasdaq-100® Technology Sector IndexSM.

qi = Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding (TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

March 2024 Page 25

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

pi = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

(1)The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

(2)The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

(3)The End of Day (EOD) price refers to the Last Sale Price; or

(4)The Volume Weighted Average Price (VWAP)

t = current index calculation day

t – 1 = previous index calculation day

Index Calendar.

The securities composing the Nasdaq-100® Technology Sector IndexSM are selected once annually each December. Securities currently within the Nasdaq-100® Technology Sector IndexSM must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the Last Sale Price (“LSP”) of all Index securities as of the third Friday (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance.

Deletion Policy. If at any time other than an index reconstitution, a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.

This may include:

●listing on an ineligible index exchange;

●a security is not classified under the Technology Subsector according to the ICB;

●merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index;

●if a company is organized as a REIT;

●if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends; or

●if a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100® Technology Sector IndexSM. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100® Technology Sector IndexSM at the next quarterly Rebalance.

March 2024 Page 26

Morgan Stanley Finance LLC

Dual Directional Buffered Jump Securities with Auto-Callable Feature due March 25, 2027

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.

Additions Policy. If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100® Technology Sector IndexSM.

---

The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Nasdaq-100 Index® is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq.

March 2024 Page 27